UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 16, 2011

Wells Real Estate Fund VIII, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-27888	58-2126618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective August 16, 2011, Fund VIII and Fund IX Associates (the “Joint Venture”), a joint venture partnership between Wells Real Estate Fund VIII, L.P. (the “Registrant”) and Wells Real Estate Fund IX, L.P., and Flextronics International USA, Inc. ("Flextronics"), an unrelated party, entered into the first amendment to the lease agreement (the “Amendment”) at 305 Interlocken Parkway, a two-story office building containing approximately 49,000 rentable square feet located in Broomfield, Colorado. Prior to the Amendment, 305 Interlocken Parkway was 100% leased to Flextronics through August 31, 2011. The Amendment extends the lease term from August 31, 2011 to November 30, 2011. The Registrant owns an equity interest of approximately 55% in the Joint Venture, which owns 100% of 305 Interlocken Parkway.

Effective September 1, 2011 to November 30, 2011, monthly base rent of approximately $50,600 shall be payable in advance as provided by the Amendment. In addition to monthly base rent, Flextronics is required to reimburse the Joint Venture for its pro rata share of all operating expenses for 305 Interlocken Parkway.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND VIII, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. Corporate General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: August 19, 2011